UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 9, 2019

Fiserv, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Wisconsin	1-38962	39-1506125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
255 Fiserv Drive, Brookfield, Wisconsin 53045
(Address of Principal Executive Offices, including Zip Code)

(262) 879-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock, par value $0.01 per share	FISV	The Nasdaq Stock Market LLC

0.375% Senior Notes due 2023	FISV23	The Nasdaq Stock Market LLC

1.125% Senior Notes due 2027	FISV27	The Nasdaq Stock Market LLC

1.625% Senior Notes due 2030	FISV30	The Nasdaq Stock Market LLC

2.250% Senior Notes due 2025	FISV25	The Nasdaq Stock Market LLC

3.000% Senior Notes due 2031	FISV31	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 9, 2019, Fiserv, Inc. (“Fiserv”) and New Omaha Holdings L.P. (“New Omaha”) entered into an Amendment to the Shareholder Agreement and the Registration Rights Agreement (the “Amendment”) that amends the Shareholder Agreement, dated as of January 16, 2019, by and between Fiserv and New Omaha, and the Registration Rights Agreement, dated as of January 16, 2019, by and between Fiserv and New Omaha. The Amendment permits New Omaha to pledge shares of Fiserv common stock, par value $0.01 per share, as collateral in connection with a loan agreement and a related security agreement by and among New Omaha, as the borrower, and the agents and lenders named therein.

The foregoing description of the Amendment is summary in nature and is qualified in its entirety by reference to such amendment, a copy of which is filed hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Amendment to the Shareholder Agreement and Registration Rights Agreement, dated as of September 9, 2019, by and between New Omaha Holdings L.P. and Fiserv, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: September 9, 2019	By:	/s/ Robert W. Hau
	Name:	Robert W. Hau
	Title:	Chief Financial Officer and Treasurer